Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated March 31, 2011, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of Mission Community Bancorp for the year ended December 31, 2010.

/s/ Perry-Smith LLP

Sacramento, California

October 6, 2011